Exhibit 10.12

Execution Version

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

BIGHORN DEVCO LLC

(A DELAWARE LIMITED LIABILITY COMPANY)

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Bighorn DevCo LLC, a Delaware limited liability company (the “Company”), effective as of September 25, 2017 (the “Effective Date”), is adopted, executed and agreed to by Oasis Midstream Services LLC, a Delaware limited liability company and original sole member (the “Original Member”), and OMP Operating LLC, a Delaware limited liability company wholly owned subsidiary of Oasis Midstream Partners LP (the “Partnership”) and successor sole member (the “Member”) of the Company.

RECITALS

WHEREAS, on May 8, 2017 (the “Formation Date”), the Original Member formed the Company pursuant to the Delaware Limited Liability Company Act (the “Act”) by filing the Certificate of Formation of the Company with the Secretary of State of the State of Delaware;

WHEREAS, the Company was previously governed by that certain Limited Liability Company Agreement dated as of May 8, 2017 (the “Original LLC Agreement”);

WHEREAS, pursuant to that certain Contribution Agreement dated on or about the date hereof, the Original Member contributed 100% limited liability company interests in the Company to the Member and the Member was admitted as a member of the Company; and

WHEREAS, the Original Member and the Member now desire to amend and restate the Original LLC Agreement in its entirety by executing this Amended and Restated Limited Liability Company Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Member, the Member hereby agrees as follows:

ARTICLE 1

FORMATION AND PURPOSE

Section 1.1 Establishment of Limited Liability Company. On the Formation Date, the Company was established and organized as a limited liability company under and pursuant to the provisions of the Act. As of the date hereof, the Member is the sole member of the Company and shall continue to be the sole member of the Company.

Section 1.2 Name. Pursuant to the terms of this Agreement, the Company shall carry on a business for profit under the name “Bighorn DevCo LLC.” The Company may conduct its activities under any other name designated by the Member from time to time. The Company shall be responsible for complying with any registration requirements in the event an alternate name is used.

Section 1.3 Principal Place of Business of the Company. The principal place of business of the Company shall be located at such location as the Member, as a matter of discretion, may determine from time to time. The registered agent for the service of process and registered office of the Company shall be the person and location set forth in the Company’s Certificate of Formation filed with the office of the Secretary of State of the State of Delaware. The Member may, from time to time, change such registered agent and registered office by appropriate filings as required by law.

Section 1.4 Purpose. The Company’s purpose shall be to engage in any business activity that the Member may engage in in accordance with the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of the Effective Date.

Section 1.5 Duration. Unless the Company shall be earlier terminated in accordance with Article 6, it shall continue in existence in perpetuity.

Section 1.6 Other Activities of the Member. The Member may engage in or possess an interest in other business ventures of any nature, whether or not similar to or competitive with the activities of the Company.

Section 1.7 Federal Income Tax Status. The Company has been structured to be disregarded as an entity separate from the Member for federal income tax purposes.

Section 1.8 Reorganization and Restructurings. The Company shall have the right authority, with the consent of the Member (acting with the consent of OMP GP LLC, the general partner of the Partnership (“OMP GP”)), to reorganize and restructure as needed.

Section 1.9 Qualification in Other Jurisdictions. The Member shall have the authority to qualify the Company to do business in any foreign jurisdiction in which the conduct of the Company’s business or the Company’s ownership or leasing of property requires such qualification or makes such qualification, in the judgment of the Member, necessary or desirable.

ARTICLE 2

CAPITAL CONTRIBUTIONS

Section 2.1 Capital Contributions. Member, as its initial contribution to the capital of the Company, is deemed to have contributed $100 in cash to the Company. The receipt by the Member from the Company of any distributions whatsoever (whether pursuant to Section 3.1 or otherwise and whether or not such distributions may be considered a return of capital) shall not increase the Member’s obligations under this Section 2.1.

Section 2.2 Additional Capital Contributions. The Member may, but shall not be required to, make additional capital contributions to the Company.

Section 2.3 Limitation of Liability of the Member. The Member shall not have any liability or obligation for any debts, liabilities or obligations of the Company, or of any agent or employee of the Company, beyond the Member’s initial capital contribution, except as may be expressly required by this Agreement or applicable law.

Section 2.4 Loans. If the Member makes any loans to the Company, or advances money on its behalf, the amount of any such loan or advance shall not be deemed an increase in, or contribution to, the capital contribution of the Member. Interest shall accrue on any such loan at an annual rate agreed to by the Company and the Member (but not in excess of the maximum rate allowable under applicable usury laws).

ARTICLE 3

DISTRIBUTIONS

Section 3.1 Distributions. The Company shall make distributions of cash or other assets to the Member at the times and in the manner that the Member deems appropriate and as permitted by applicable law.

ARTICLE 4

MANAGEMENT OF THE COMPANY

Section 4.1 Managing Member. The Member shall have exclusive and complete authority and discretion to manage the operations and affairs of the Company as its managing member and to make all decisions regarding the business of the Company in such capacity. Any action taken by the Member in such capacity shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Member as set forth in this Agreement. The Member shall have all rights and powers of a manager under the Act, and shall have such authority, rights and powers in the management of the Company to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement. Any matter requiring the consent or approval of the Member pursuant to this Agreement may be taken without a meeting, without prior notice and without a vote, by a consent in writing, setting forth such consent or approval, and signed by the Member.

Section 4.2 Officers.

(a) The Member may appoint one or more officers of the Company (each, an “Officer”). Two or more offices may be held by the same person. Each such Officer shall have delegated to him or her the authority and power to execute and deliver on behalf of the Company (and to cause the Company to perform) any and all such contracts, certificates, agreements, instruments and other documents, and to take any such action, as the Member deems necessary or appropriate, all as may be set forth in a written delegation of authority executed by the Member; provided, however, that without consent of the Member (which the Member shall only provide after obtaining consent from the board of directors of OMP GP), no Officer may take any action on behalf of the Company that the Member could not take on the Member’s own behalf without consent of OMP GP. The Officers shall serve at the pleasure of the Member, and the Member may remove any person as an Officer, appoint additional persons as Officers and add or remove from the delegation of authority of an Officer as the Member deems necessary or desirable.

(b) Any Officer may resign at any time by giving written notice of such resignation to the Member. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Member and the acceptance of such resignation shall not be necessary to make it effective. Any Person dealing with the Company may conclusively presume that an Officer specified in such a written delegation of authority (including this Agreement) who executes a contract, certificate, agreement, instrument or other document on behalf of the Company has the full power and authority to do so and each such document shall, for all purposes, be duly authorized, executed and delivered by the Company upon execution and delivery by such Officer. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Member not inconsistent with this Agreement, are agents of the Company for the purpose of conducting the business and affairs of the Company, and the actions of any Officer taken in accordance with such powers shall bind the Company and any third party dealing with such Officer shall be entitled to rely conclusively (without making inquiry of any kind) on any actions so taken as being properly authorized by the Company.

ARTICLE 5

TRANSFER OF MEMBERSHIP INTERESTS

Section 5.1 General Restriction. The Member may transfer all or any portion of its membership interest in the Company at any time or from time to time, to the extent and in the manner provided by applicable law. In connection with a transfer by the Member of all of its membership interests in the Company, all rights of the Member hereunder shall be automatically transferred to the transferee.

ARTICLE 6

DISSOLUTION AND LIQUIDATION

Section 6.1 Events Triggering Dissolution. The Company shall dissolve and commence winding up and liquidation upon the first to occur of any of the following:

(a) the written consent of the Member; or

(b) the entry of a decree of judicial dissolution under the Act.

The Company shall not be dissolved for any other reason, including the Member becoming bankrupt or executing an assignment for the benefit of creditors.

Section 6.2 Liquidation. Upon dissolution of the Company in accordance with Section 6.1, the Company shall be wound up and liquidated by the Member or by a liquidating manager selected by the Member. The proceeds of such liquidation shall be applied and distributed in the following order of priority:

(a) to creditors, including the Member if it is a creditor, in the order of priority as established by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to the Member under the Act; and then

(b) to the setting up of any reserves in such amount and for such period as shall be necessary to make reasonable provisions for payment of all contingent, conditional or unmatured claims and obligations known to the Company and all claims and obligations known to the Company but for which the identity of the claimant is unknown; and then

(c) to the Member, which liquidating distribution may be made to the Member in cash or in kind, or partly in cash and partly in kind.

Section 6.3 Certificate of Dissolution. Upon the dissolution of the Company and the completion of the liquidation and winding up of the Company’s affairs and business, the Member shall on behalf of the Company prepare and file a certificate of dissolution with the office of the Secretary of State of the State of Delaware, as required by the Act. When such certificate is filed, the Company’s existence shall cease.

ARTICLE 7

ACCOUNTING AND FISCAL MATTERS

Section 7.1 Fiscal Year. The fiscal year of the Company shall be the calendar year.

Section 7.2 Method of Accounting. The Member shall select a method of accounting for the Company as deemed necessary or advisable and shall keep, or cause to be kept, full and accurate records of all transactions of the Company in accordance with sound accounting principles consistently applied.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF

THE MEMBER; EXCULPATION AND INDEMNIFICATION

Section 8.1 Member. To the fullest extent permitted by law and notwithstanding any provision of this Agreement, the Member in its capacity as a member of the Company shall not have any duty, fiduciary or otherwise (including any duty of disclosure), at law, in equity or under this Agreement, to the Company in connection with the business and affairs of the Company or any consent or approval given or withheld pursuant to this Agreement. The foregoing sentence will not be deemed to alter the contractual obligations of the Member to the Company pursuant to this Agreement. Except as otherwise expressly provided in this Agreement, the Member shall have no voting rights or rights of approval, veto or consent or similar rights over any actions of the Company and any references in this Agreement to any of the foregoing terms shall be deemed to include each other term.

Section 8.2 Limitation of Liability and Indemnification.

(a) To the maximum extent permitted by applicable law, no Officer (in such person’s capacity as an Officer) shall be liable to the Company, the Member or any other person that is a party to or bound by the terms of this Agreement, for losses sustained or liabilities incurred as a result of any act or omission (in relation to the Company, any transaction, any investment or any business decision or action, including for breach of duties including fiduciary duties (including any duty of disclosure)) taken or omitted by such Officer (in such person’s capacity as an Officer), unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement, such Officer (in such person’s capacity as an Officer) would have had liability for such act or omissions if the Company were a corporation organized under the laws of the State of Delaware.

(b) To the maximum extent permitted by applicable law, any member that serves as managing member, or his, her or its respective successors (in such Person’s capacity as a managing member), shall not owe duties, fiduciary or otherwise (including any duty of disclosure), at law, in equity or under this Agreement, to the Company, or to any creditor of the Company (even if the Company is insolvent or near insolvency), other than the implied contractual covenants of good faith and fair dealing. Except as otherwise provided in this Agreement, and to the maximum extent permitted by applicable law, no member that serves as managing member (in such Person’s capacity as a managing member) shall be liable to the Company, the Member or any other person that is a party to or bound by the terms of this Agreement, for losses sustained or liabilities incurred as a result of any act or omission (in relation to the Company, any transaction, any investment or any business decision or action, including for breach of contract or breach of duties including fiduciary duties (including any duty of disclosure)) taken or omitted by such managing member (in such Person’s capacity as a managing member), unless there has been a final and non-appealable judgment entered into by a court of competent jurisdiction determining that such managing member (in such Person’s capacity as a managing member) engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing, engaged in fraud or, in the case of a criminal matter, acted with knowledge that such managing member’s conduct was unlawful.

(c) Subject to its obligations and duties as set forth in Article 4, the Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Member shall not be responsible or liable to the Company for any mistake, action, inaction, misconduct, negligence or fraud on the part of any such agent appointed by the Member.

(d) The Member and any of its or the Company’s directors, managers, officers (including, for the avoidance of doubt, the Officers), employees, shareholders, agents or representatives (each, a “Covered Person”) acting for, on behalf of or in relation to, the Company in respect of any transaction, any investment, business decision or action, or otherwise, shall be entitled to rely on the provisions of this Agreement and on the advice of counsel, accountants and other professionals that is provided to the Company or such Covered Person, and such Covered Person shall not be liable to the Company or to the Member for such Covered Person’s reliance on this Agreement or such advice, and each Covered Person may rely, and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, opinion, consent, order, bond, signature or other writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer, agent or representative of any person in order to ascertain any fact with respect to such person or within such person’s knowledge; provided, however, in each case, there has not been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, and taking into account the acknowledgments and agreements set forth in this Agreement, such Covered Person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing, engaged in fraud or, in the case of a criminal matter, acted with knowledge that such Covered Person’s conduct was unlawful. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace, to the fullest extent permitted by applicable law, such other duties and liabilities of such Covered Person. This Section 8.2 does not create any duty or liability of a Covered Person that does not otherwise exist at law or in equity. Notwithstanding any provisions of law or in equity to the contrary, whenever a Covered Person is permitted or required to make a decision in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such Covered Person shall be entitled to consider only such interests (including its own interests) and factors as it desires, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company, the Member or any other person to the fullest extent permitted by applicable law.

(e) Each Covered Person (regardless of such person’s capacity and regardless of whether another Covered Person is entitled to indemnification) shall be indemnified and held harmless by the Company (but only to the extent of the Company’s assets), to the fullest extent permitted under applicable law, from and against any and all loss, liability and expense (including taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations; and fees, expenses and disbursements of attorneys, whether or not the dispute or proceeding involves the Company or the Member) reasonably incurred or suffered by any such Covered Person in connection with the activities of the Company or its subsidiaries; provided, however, such Covered Person shall not be so indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which such Covered Person is seeking indemnification or seeking to be held harmless hereunder, and taking into account the acknowledgments and agreements set forth in this Agreement, such Covered Person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing, engaged in fraud or, in the case of a criminal matter, acted with knowledge that such Covered Person’s conduct was unlawful; provided, further, that such indemnification shall not apply if the applicable action or proceeding has been brought by or in the right of the Company (whether directly or by counterclaim) except with respect to expenses to the extent provided in this Section 8.2. The indemnification provided by this Section 8.2 shall be in addition to any other rights to which a Covered Person may be entitled under any agreement, as a matter of law or otherwise, both as to actions in such Covered Person’s capacity as a Covered Person hereunder and as to actions in any other capacity, and shall continue as to a Covered Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of such Covered Person. A Covered Person shall not be denied indemnification in whole or in part under this Section 8.2 because such Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(f) Each Covered Person shall be indemnified and held harmless by the Company (but only to the extent of the Company’s assets), to the maximum extent permitted by applicable law, from and against costs of investigation and preparations and fees, expenses and disbursements of attorneys reasonably incurred by any such Covered Person in connection with the defense or settlement of any action or proceeding by or in the right of the Company if the Covered Person acted in good faith and in a manner that the Covered Person reasonably believed to be in or not opposed to the best interests of the Company, except that no such indemnification shall be made in respect of any claim or proceeding as to which a Covered Person shall have been adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the authority rendering such judgment shall determine that despite the adjudication of liability but in view of all the relevant circumstances, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as such authority shall deem proper.

(g) Reasonable, documented expenses incurred by a Covered Person for which such Covered Person could reasonably be expected to be entitled to indemnification under this Agreement in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that any such advance shall only be made if the Covered Person delivers a written affirmation by such Covered Person of its good faith belief that it is entitled to indemnification hereunder and agrees to repay all amounts so advanced if it shall ultimately be determined that such Covered Person is not entitled to be indemnified hereunder.

(h) The obligations of the Company to the Covered Persons provided in this Agreement or arising under law, including any indemnification obligations under this Section 8.2, are solely the obligations of the Company and shall be satisfied from and limited to Company assets, including insurance proceeds, if any, and no personal liability whatsoever shall attach to, or be incurred by, the Member or other Covered Person for such obligations. Where the foregoing provides that no personal liability shall attach to or be incurred by a Covered Person, any claims against or recourse to such Covered Person for or in connection with such liability, whether arising in common law or equity or created by rule of law, statute, constitution, contract or otherwise, are expressly released and waived under this Agreement, to the fullest extent permitted by law, as a condition of, and as part of the consideration for, the execution of this Agreement and any related agreement, and the incurring by the Company or such Member of the obligations provided in such agreements.

(i) Nothing in this Section 8.2 shall be deemed to (x) limit or waive any rights that any person has for breach of contract under the terms of this Agreement or any other binding agreement or (y) apply to any proceeding or dispute with respect to a Covered Person’s employment agreement or employment relationship with the Company or its affiliates.

(j) As a result of agreements or obligations arising outside of this Agreement, it may be the case that certain of the Covered Persons (“Sponsor Indemnitees”) have certain rights to indemnification, advancement of expenses or insurance provided by the Partnership or certain of its affiliates (collectively, the “Sponsor Indemnitors”). However, regardless of whether or not there are any such certain rights to indemnification, advancement of expenses or insurance provided by any Sponsor Indemnitor, (i) the Company is the indemnitor of first resort (i.e., the Company’s obligations to each Sponsor Indemnitee are primary and any obligation of the Sponsor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Sponsor Indemnitee are secondary), (ii) the Company shall be required to advance the full amount of expenses incurred by a Sponsor Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement, to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and the Sponsor Indemnitees) and (iii) the Company hereby irrevocably waives, relinquishes and releases each of the Sponsor Indemnitors from any and all claims against any of the Sponsor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. Regardless of any advancement or payment by the Sponsor Indemnitors on behalf of any Sponsor Indemnitee with respect to any claim for which a Sponsor Indemnitee has sought indemnification from the Company, (a) the foregoing shall not be affected and (b) the Sponsor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Sponsor Indemnitee against the Company. The Sponsor Indemnitors are express third-party beneficiaries of the terms of this Section 8.2.

(k) Any amendment, modification or repeal of this Section 8.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability of the Covered Persons, or terminate, reduce or impair the right of any past, present or future Covered Person, under and in accordance with the provisions of this Section 8.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE 9

MISCELLANEOUS

Section 9.1 Binding Effect. Except as otherwise provided in this Agreement to the contrary, this Agreement shall be binding upon and inure to the benefit of the Member and, subject to Article 5, its successors and assigns.

Section 9.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to conflict of laws principles.

Section 9.3 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

Section 9.4 Amendment. The Member may amend this Agreement (with the consent of OMP GP) pursuant to a duly executed written instrument from time to time.

Section 9.5 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter. All references to Articles and Sections refer to articles and sections of this Agreement. All references to Schedules are to schedules attached to this Agreement, each of which is made a part of this Agreement for all purposes and all references to “including” shall be construed as meaning “including without limitation.” All references to dollars refer to United States dollars. All references to “federal” or “Federal” means U.S. federal or U.S. Federal, respectively. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear. The word “or” shall not be exclusive. Unless the context requires otherwise, all references to laws, regulations, contracts, agreements and instruments refer to such laws, regulations, contracts, agreements and instruments as they may be amended from time to time, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. The Article, Section and Schedule titles and headings in this Agreement are inserted for convenience only and are not intended to be part of, or to affect the meaning or interpretation of this Agreement.

*     *     *     *     *

IN WITNESS WHEREOF, the Member and the Original Member has signed this instrument on and as of the date first set forth above.

OMP Operating LLC
as Member

By:	/s/ Michael H. Lou
Name:	Michael H. Lou
Title:	President

Oasis Midstream Services LLC
as Original Member

By:	/s/ Taylor L. Reid
Name:	Taylor L. Reid
Title:	Chief Executive Officer

Signature Page to the Amended and Restated LLC Agreement of

Bighorn DevCo LLC